UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Helios and Matheson Analytics Inc.

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HELIOS AND MATHESON ANALYTICS INC.
EMPIRE STATE BUILDING 350 FIFTH AVENUE
NEW YORK, NEW YORK 10118

NOTICE OF CANCELLATION OF

SPECIAL MEETING OF STOCKHOLDERS

To the stockholders of HELIOS AND MATHESON ANALYTICS INC.:

NOTICE IS HEREBY GIVEN to the stockholders of Helios and Matheson Analytics Inc. (the “Company”) that the Company’s board of directors (the “Board”) has cancelled the previously announced special meeting of the Company’s stockholders (the “Special Meeting”), originally scheduled to be held on October 18, 2018, and postponed to November 14, 2018 at 10:00 a.m. local time. The Board cancelled the Special Meeting because it does not expect to have the requisite stockholder votes to approve the proposed reverse stock split at the Special Meeting or to adjourn the Special Meeting.

The purpose of the Special Meeting was to obtain the approval of the Company’s stockholders to an amendment to the Company’s Certificate of Incorporation to effect a one-time reverse stock split of common stock in a ratio of 1 share-for-2 shares up to a ratio of 1 share-for-500 shares. The Company presented the reverse stock split proposal in an effort to regain compliance with the $1.00 minimum bid price requirement or continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”).

If the Company does not regain compliance with Rule 5550(a)(2) by December 18, 2018, the Company may be afforded a second 180-calendar day period to regain compliance. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the minimum bid price requirement. In addition, the Company would be required to notify the Nasdaq Stock Market LLC of its intent to cure the deficiency during the second compliance period, which may include, if necessary, implementing a reverse stock split. If the Company is afforded additional time to regain compliance (of which there can be no assurance), the Board plans to call a special meeting as soon as practicable with a new record date for the Company’s stockholders to vote on a reverse stock split in an effort to regain compliance with Rule 5550(a)(2). Even if the Company is eligible for an additional compliance period, Nasdaq may decline to grant the Company an additional compliance period in its discretion.

If the Company does not regain compliance with Rule 5550(a)(2) by December 18, 2018, and is either not eligible for an additional compliance period at that time or Nasdaq declines to grant the Company an additional compliance period in Nasdaq’s discretion, the Nasdaq Listing Qualifications Department (the “Staff”) will provide notice to the Company that its securities will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Listing Qualifications Panel (“Panel”). The Company would remain listed pending the Panel’s decision.

The Board apologizes for any inconvenience this may have caused its stockholders.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Stuart Benson
Stuart Benson
Chief Financial Officer and Secretary

November 13, 2018

New York, New York